Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated January 24, 2012 which is included in the Annual Report on Form 10-K for the year ended October 31, 2011 of Del Toro Silver Corp. in the Company’s Registration Statement on Form S-8 pertaining to the registration of 3,000,000 shares of common stock issuable pursuant to the 2012 Stock Option Plan.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

SATURNA GROUP CHARTERED ACCOUNTANTS LLP
Vancouver, Canada
October 22, 2012